                                                                   EXHIBIT 10.24

THIS INDENTURE, made this 29th day of December, 1986, by and between D. HEBDEN PORTEUS, DAVID M. HAIG, FRED C. WEYAND and PAUL MULLIN GANLEY, Trustees under the Will and of the Estate of Samuel Mills Damon, deceased, hereinafter called Lessors, and THE CONNECTICUT NATIONAL BANK, not individually but solely as Trustees under that certain Trust Agreement dated as of December 29, 1986, among the Trustee and MERCED ASSOCIATES, a Maryland general partnership hereinafter called "Lessee",

                                  WITNESSETH

           That the Lessors, in consideration of the rent hereinafter reserved and of the covenants herein contained and on the part of the Lessee to be observed and performed, hereby demise and lease unto said Lessee, and the Lessee hereby accepts and rents:

                     All of the property described in Schedule "A" and attached hereto.

           TO HAVE AND TO HOLD the same, together with rights, easements, privileges and appurtenances thereunto belonging or appertaining, unto the said Lessee for the term beginning on the 31st day of December, 1986, and ending on the 31st day of December, 2036, notwithstanding the earlier termination of the trust created under the Will of Samuel M. Damon, deceased, Lessee yielding and paying therefor unto the Lessors quarterly in four (4) equal payments in advance on the 1st day of January, April, July and October in each and every year during said term, (plus the additional payments for any partial calendar quarter in which the term begins, as hereinafter provided) without any deduction, all accrued payments to be made on execution hereof, net rent as follows:

           1. For any partial calendar quarter at the beginning of the term, at the rate of $23,000.00 per month, paid prorated for any partial month on the basis of a 30 day month. Payment for any partial calendar quarter at the beginning of the term shall be made in advance upon delivery of the Indenture.

           2. $69,000.00 for each full calendar quarter in 1987.

           3. $75,166.67 on the first day of January, 1988, comprising rent for the first calendar quarter of 1988.

           4. $87,500.00 on the first day of April 1988 and on the first day of each thereafter succeeding calendar quarter to and including the 10th anniversary of the last day of the month in which the term of the lease begins.

           5. Reasonable rent for the second 10 years of the term of the Lease, and for each thereafter succeeding 10 year period of the term of the lease will be determined by agreement of Lessors and Lessee; or, failing agreement, by appraisal as provided in Paragraph (B) hereof.

           AND THE LESSORS hereby covenant with the Lessee that upon payment by the Lessee of the rent as aforesaid and upon observance and performance of the covenants by the Lessee hereinafter contained, the Lessee shall peaceably hold and enjoy said premises for the term hereby demised without hindrance or interruption by the Lessors or any other person or person lawfully or equitably claiming by, through or under them except as herein expressly provided;

           AND LESSEE hereby covenants with the Lessors as follows:

           1. PAYMENT OF RENT. Lessee will pay said rent in lawful currency of the United States at the office of the Lessors, or such other place in Honolulu, Hawaii as shall be designated in writing by the Lessors, at the times and in the manner aforesaid, without any deduction and without any notice or demand.

           2. TAXES AND OTHER CHARGES. Lessee will pay to Lessors as additional rent before the same become delinquent all real property taxes and assessments and will pay directly all impositions, conveyance taxes, duties, water rates, charges and other outgoings of every description to which said premises or any part thereof or improvement thereon, or the Lessors or Lessee in respect thereof, are now or may during said term by assessed or become liable, whether assessed to or payable by the Lessors or Lessee including all assessments or other charges for any permanent benefit or improvement of any of the premises hereby demised or any part thereof made under any betterment law or otherwise, or any assessment or charges for sewage or street or sidewalk improvement, or municipal or other charges for any utilities or other services or any connections or meters therefor which may be legally imposed upon said premises or any part thereof or to which said premises or any part thereof, or the Lessors of Lessee in respect thereof, are now or may during said term become liable, and with each payment of rent, real property taxes and other charges hereunder payable by the Lessee, whether the same be actual or constructive receipts of the Lessors, the amount of all Hawaii general excise or other similar taxes payable by the Lessors on account of such receipt, and also on demand, interest at the rate of one (1) percent per month or higher as may then be permitted by law on all delinquent rent, taxes and other charges hereunder payable by Lessee from the respective due dates thereof until fully paid; provided, however, that with respect to any assessment made under any betterment or improvement law which may be payable in installments, the Lessee shall be required to pay only such installments of principal together with the interest on unpaid balances hereof as shall become due and payable during said term, and that real property taxes and assessments shall be prorated between the Lessors and Lessee as of the dates of commencement and expiration respectively of said term.

           3. IMPROVEMENTS REQUIRED BY LAW. Lessee will at its own expense during the whole of said term make, build, maintain and repair all fences, sewers, drains, roads, curbs, sidewalks, and parking areas which may be required by law to be made, built, maintained and repaired upon adjoining and in connection with or for the use of said premises or any part thereof, and whether same were erected by the Lessors or in existence at the inception of this lease; and in case any such improvements required by the law shall be made, built, maintained or repaired by the Lessors, the Lessee shall forthwith reimburse the Lessors for the cost thereof.

           4. REPAIR AND MAINTENANCE. Lessee will at its own expense, from time to time and at all times during said term, well and substantially repair, maintain, amend and keep all buildings, drainage ditches, culverts, tunnels and other improvements now or hereafter built on the land hereby demised with all necessary reparations and amendments whatsoever in good order and condition.

           5. INSPECTION. Lessee will permit the Lessors and their agents, at all reasonable times during said term, to enter said premises and examine the state of repair and condition thereof, and will repair and make good all defects of which notice shall be given by the Lessors within thirty (30) days after giving of such notice or such further time as may be reasonably necessary to complete the same in the exercise of due diligence.

           6. LAWS AND ORDINANCES. Lessee will, during the whole of said term, keep said premises in a strictly clean and sanitary condition and observe and perform all laws, ordinances, rules and regulations for the time being applicable to said premises or any buildings and improvements now or hereafter erected thereon or the use thereof; and will indemnify the Lessors and the Estate and effects of Samuel M. Damon, deceased, against all actions, suits, damages and claims by whomsoever brought or made by reason of the nonobservance or nonperformance of said laws, ordinances, rules and regulations or of this covenant.

           7. CONSTRUCTION AND BOND. Lessee will not construct or make on the demised land by building or other structure, or any additions, alterations or remodeling at a cost exceeding $5,000.00 to such building or structure, except in accordance with plans and specifications therefor first approved in writing by the Lessors; when such approval is requested by the Lessee, the review of building plans and specifications by the Lessors will be at the expense of the Lessee; and if so required by the Lessors in their discretion, Lessee will before commencement of any such construction deposit with the Lessors a bond in the penal sum of at least the cost of such construction, in form and with surety satisfactory to the Lessors, guaranteeing the completion thereof free from any mechanics' of materialmen's liens.

           8. INDUSTRIAL OR MERCANTILE USE. Lessee will use or allow to be used the premises hereby demised solely for industrial or mercantile purposes; and will at no time during said term permit the same to be occupied as a dwelling place without the consent of the Lessors in writing. Lessee will not, without the written consent of the Lessors, use said premises or any part thereof for the storage of or dealing in junk, scrap, salvaged or other offensive materials of which the Lessors shall be the sole judge; and will not make or suffer any strip or waste or unlawful, improper or offensive use of said premises, nor overload the floors or walls of any building thereof, nor use said premises for any purpose or in any manner which will invalidate the insurance herein required on such buildings; and will not, without the written consent of the Lessors, take or remove therefrom any soil or limestone; and will not, without such consent, dig, drill, or cause to be dug or drilled any well, whether artesian or surface, or use or permit to be used any well on said premises; and will not, without such consent, use said premises or any part thereof or permit the same to be used for the manufacture or sale of any alcoholic liquor or the raising or pigs, fowl or livestock; and will not, without such consent, assign or mortgage this lease except as herein provided or sublease or subdivide said premises or any part thereof; and will not place or construct any billboard or sign on said premises without first receiving the written approval of the Lessors as to size, wording, style and location.

           9. BOUNDARY SETBACK. Lessee will not at any time during said term erect, place or maintain on said premises any fence, wall or other improvement within twenty (20) feet of the front or street boundaries other than a boundary fence or wall not more than six (6) feet high.

           10. INSURANCE. Lessee will at all times during said term keep all buildings now or hereafter erected on said premises insured against loss or damage by fire with extended coverage, and during war time against war damage to the extent the same is reasonably obtainable, in the joint names of the Lessors and the Lessee in any insurance company authorized to do business in Hawaii in an amount equal to the maximum insurable value thereof, payable to the Lessors in case of loss or damage, and will pay all premiums thereon at the time and place the same are payable, and will from time to time forthwith after receiving the same deposit with the Lessors such policies of insurance or current certificates thereof and the receipt for every premium so paid; and all compensation, indemnity or other moneys paid on account of any loss or damage, other than rental value insurance, shall with all convenient speed be laid out by the Lessee in rebuilding, repairing or otherwise reinstating the same buildings in a good and substantial manner according to the plan and elevation of the building so destroyed or damaged, or according to such modified plan as shall be previously approved by the Lessors and the Lessee in writing, and in the event such proceeds are inadequate, the Lessee shall make up such deficiency from its own funds; provided, however, that if the main building on said premises shall be destroyed at any time during the last ten (10) years of the term hereof, the Lessee may at its option within sixty (60) days after such casualty either (a) surrender this lease, forfeiting all interest in the proceeds of insurance and in any remaining improvement, or (b) pay to the Lessors a sum of money equal to the then present worth of the quarterly installments of rent payable during the remainder of said term, calculated at compound discount at the rate of five percent (5%) per annum, and at its own expense remove from said premises the remains of said damaged building if so required by the Lessors, and thereupon all proceeds of such insurance shall be payable to and be the sole property of the Lessee, and this lease shall terminate. Lessee will procure at its own expense and keep in force during the entire period of this lease a policy of comprehensive general liability insurance with respect to said premises and appurtenant sidewalks in any insurance company authorized to do business in Hawaii, naming the Lessors as additional assureds, with minimum limits of not less than $300,000.00 for injury to one person and not less than $1,000,000.00 for injury to more than one person in any one accident or occurrence and insurance in the sum of not less than $100,000.00 against claims for property damage, or such higher limits as the Lessors may from time to time reasonably establish as prudent for their protection in the circumstances then existing, and will from time to time forthwith upon receiving the same deposit with Lessors such policies of insurance or current certificates thereof.

           11. LESSOR'S EXPENSES. Lessee will pay to the Lessors on demand all costs and expenses including reasonable attorney's fees incurred by the Lessors in enforcing any of the covenants herein contained, in remedying any breach by the Lessee thereof, in recovering possession of said premises, in collecting any delinquent rent, taxes or other charges hereunder payable by the Lessee, or in connection with any litigation commenced by or against the Lessee (other than condemnation proceedings) to which the Lessors without any fault on their part shall be made parties.

           12. INDEMNITY. Lessee will indemnify and hold the Lessors harmless from and against all claims and demands for loss or damage, including property damage, personal injury and wrongful death, arising out of or in connection with the use or occupancy of said premises by the Lessee or any other person claiming by, through or under the Lessee, or any accident or fire on said premises or any adjacent sidewalk or any nuisance made or suffered thereon, or any failure by the Lessee to keep said premises or sidewalk in a safe condition, and will reimburse the Lessors for all their costs and expenses including reasonable attorney's fees incurred in connection with the defense of any such claims, and will hold all goods, materials, furniture, fixtures, equipment, machinery and other property on said premises at the sole risk of the Lessee and hold the Lessors harmless from liability for loss or damage thereto by any cause whatsoever, and will indemnify and hold the Lessors harmless from and against all loss, costs and expenses, including reasonable attorney's fees with respect to any attachment, judgment, lien, charge or encumbrance whatsoever against said premises made or suffered by the Lessee.

           13. SURRENDER. At the end of said term of other sooner determination of this lease, the Lessee will peaceably deliver up to the Lessors possession of the premises hereby demised; provided, however, that if the Lessee shall have observed and performed all covenants and conditions herein contained and on its part to be observed and performed, the Lessee shall have the privilege of removing any building or buildings which shall have been placed on the demised premised at its own expense or of selling such to a new in-coming tenant, but if the Lessee shall remove such building the Lessee shall clear the premises of all rubbish and debrise and restore the surface to a condition satisfactory to the Lessors, all at Lessee's own expense.

           AND IT IS HEREBY MUTUALLY AGREED by and between the parties as follows:

           (A) CONDEMNATION. If at any time or times during said term any authority having the power of eminent domain shall take or condemn said premised or any part thereof for public use, then and in every such case the estate and interest of the Lessee in said premises or such part so taken or condemned shall thereupon cease and determine, and the Lessee shall not by reason of such condemnation be entitled to claim or receive any portion of the compensation or damages payable or to be paid by reason of such condemnation, but the entire amount thereof shall be the sole property of the Lessors, provided however, that out of the proceeds of such condemnation the Lessors shall pay to the Lessee the amount of all compensation and damages awarded for or on account of any buildings placed on said premises at its own cost as specifically determined in the condemnation proceedings, but deducting therefrom a reasonable portion of the expense incurred by the Lessors in connection with such proceedings. In case only part of said premises shall be so taken or condemned, the rent herein reserved shall be reduced in the proportion that the area of the land taken or condemned bears to the total area of land demised, and all compensation and damages paid for or on account of any improvements placed on said premises by Lessee at his own cost as specifically determined in the condemnation proceedings shall be used promptly by the Lessee as may be necessary to restore or replace such improvements on the remaining premises according to plans first approved in writing by the parties; provided, further, that if more than one fourth of the demised land shall be so taken or condemned thereby rendering the remaining premises unsuitable for the Lessee's business purposes, the Lessee may within ninety (90) days thereafter surrender to the Lessors this lease, subject to the Lessee's prior removal at its own expense of all buildings on the remaining demised land if so required by the Lessors and its restoration of said remaining land to good condition and even grade, and the Lessee shall thereby be relieved of all further obligations hereunder.

           (B) APPRAISAL. In case the parties hereto shall fail to agree on the net annual rent hereunder payable for any rental period of said term as herein provided at least ninety (90) days before the commencement of such period, said rent shall be such fair and reasonable annual rent for the demised land (exclusive of buildings) as shall be determined by three impartial real estate appraisers, one to be appointed by each of the parties hereto, and the Lessors and Lessee shall each promptly name one such appraiser and give written notice thereof to the other party, and in case either party shall fail so to do within ten (10) days after appointment of the first appraiser, the appraiser already appointed shall name a second appraiser, and the two appraisers thus appointed in either manner shall appoint a third appraiser, and in case of their failure so to do within ten (10) days after appointment of the second appraiser, either party may have such third appraiser (who shall in this case be a member of the Honolulu Chapter of the American Institute of Real Estate Appraisers or other similar organization) appointed by any person then sitting as Judge of the Circuit Court of the First Circuit of the State of Hawaii, and the three appraisers so appointed will thereupon proceed to determine the matter in question, and the decision of said appraisers or a majority of them shall be final, conclusive and binding upon both parties. The cost of such appraisal other than attorneys' fees shall be shared equally by the parties hereto. Until determination of such rent by agreement or appraisal as herein provided, quarterly installments at the same rate payable for the preceding year shall be paid on account thereof.

           (C) FORFEITURE. This demise is upon the condition that if the Lessee shall fail to pay said rent or any part thereof within twenty (20) days after the same becomes due, whether the same shall or shall not have been legally demanded, or shall fail to observe and perform faithfully any of the covenants herein contained and on the part of the Lessee to be observed and performed and such default shall continue for thirty (30) days after written notice thereof given to the Lessee, or if the Lessee shall abandon said premises, or if the Lessee then owning this lease shall be adjudicated bankrupt or take any proceedings under the Federal Bankruptcy Act seeking the readjustment, rearrangement, postponement, composition or reduction of its debts, liabilities or obligations or make any assignment for the benefit of creditors, or if this lease or any estate or interest of the Lessee hereunder shall be taken or sold under any process of law, then and in any such case the Lessors may at once re-enter said premises or any part thereof in the name of the whole and, upon or without such entry, at their option, terminate this lease, and may expel and remove from said premises the Lessee and any persons claiming under the Lessee and their effects without being deemed guilty of any trespass or becoming liable for any loss or damage occasioned thereby, all without service of notice or legal process and without prejudice to any other remedy or right of action including summary possession which the Lessors may have for arrears of rent or for any preceding or other breach of contract.

           (D) MORTGAGES. Lessee may from time to time without further consent of the Lessors assign this lease by way of mortgage to any bank, insurance company or other established lending institution as mortgagee, and the mortgagee may enforce such mortgage and acquire title to the leasehold estate in any lawful way, and pending foreclosure of such mortgage may take possession of and rent said premises, and upon foreclosure thereof may without further consent of the Lessors sell and assign the leasehold estate by assignment in which the assignee shall expressly assume and agree to observe and perform all covenants of the Lessee herein contained, and such assignee may make a purchase money mortgage of this lease to the assignor, provided that upon the execution of any such assignment or mortgage a true copy thereof shall be delivered promptly to the Lessors, and that no other or further assignment of this lease for which any provision hereof requires the written consent of the Lessors shall be made without such consent. The mortgagee shall be liable to perform the obligations of the Lessee hereunder only during such period as it had possession or ownership of the leasehold estate, and the terms, covenants and conditions of this lease shall control in case of any conflict with the provisions of such mortgage. During the continuance in effect of any authorized mortgage of this lease the Lessors will not terminate this lease because of any default on the part of the Lessee to observe or perform any of the covenants or conditions herein contained if the mortgagee, within sixty (60) days after the Lessors have mailed to the mortgagee at its last known address a written notice of intention to terminate this lease for such cause, shall cure such default, if the same can be cured by the payment of money, or if such is not the case, shall undertake in writing to perform all the covenants of this lease capable of performance by the mortgagee until such time as this lease shall be sold upon foreclosure of such mortgage. In case of such undertaking the Lessors will not terminate this lease within such further time as may be required by the mortgagee to complete foreclosure of such mortgage or other remedy thereunder, provided (a) that such remedy is pursued promptly and completed with due diligence, and (b) that all rent and other charges accruing hereunder are paid as the same become due and all other covenants of this lease capable of performance by the Lessee are duly performed; and upon foreclosure sale of this lease the time for performance of any obligations of this Lessee then in default hereunder, other than the payment of money, shall be extended by the time reasonably necessary to complete such performance by due diligence. Any default consisting of the Lessee's failure to discharge promptly any lien, charge or encumbrance against said premises junior in priority to such mortgage shall be deemed to be duly cured if such mortgage shall be foreclosed by appropriate action instituted within said sixty (60) day period and thereafter prosecuted in diligent and timely manner.

           (E) NOTICES. Any notices or demand to either party hereto provided for or permitted by this lease may be given sufficiently for all purposes in writing delivered personally to such party or any corporate officer thereof, if such party is a corporation, or mailed as registered or certified mail addressed to such party at its address herein specified or its last address given in writing to the other.

           (F) NONWAIVER AND DEFINITIONS. Acceptance of rent by the Lessors shall not be deemed to be a waiver by them of any breach by the Lessee of any covenant herein contained, nor of the Lessors' right to terminate this lease for breach of covenant. The term "premises" whenever it appears herein includes and shall be deemed or taken to include (except where such meaning would be clearly repugnant to the context) all buildings and improvements now or any time hereafter built on said land hereby demised; the term "Lessors" herein shall include the Lessors, their successors in trust and assigns; and the term "Lessee" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural, and jointly and severally individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. No approval or consent of the Lessors herein required for any action of the Lessee shall be unreasonably withheld.

           (G) PRIOR LEASE. Physics International Company, by execution hereof, hereby assigns and surrenders to the Lessors as of the commencement of said term hereby demised that certain unrecorded prior lease of the said premises and of the improvements thereon dated October 23, 1979, and all the leasehold estate and interest of the Lessee thereunder, and the Lessors hereby accept the foregoing surrender and release the Lessee from all further obligations under the said prior lease, subject, however, to all rights under any subsisting mortgage of said prior lease or sublease of all or any part of said premises, made with the written consent of the Lessors, which shall continue in full force and effect in accordance with their respective provisions. Lessee hereby assigns this lease as security under every such mortgage hereinbefore specified in substitution for said prior lease, subject to the written consent of the mortgagee thereof, with the same lien and effect as though specifically assigned and mortgaged by the same such mortgage.

           IN WITNESS WHEREOF, the parties have executed these presents as of the day and year first above written.

THE CONNECTICUT

NATIONAL BANK, Trustee

By_________________________                    ____________________________
                                               D. Hebden Porteus, Trustee

                                               -----------------------------
                                               David M. Haig, Trustee

                                               ------------------------------
                                               Fred C. Weyand, Trustee

                                               ------------------------------
                                               Paul Mullin Ganley, Trustee

                  "Lessee"                          "Lessors"


           PHYSICS INTERNATIONAL COMPANY executes this lease as of the day and year first above written for the limited purpose of assigning and surrendering to Lessors the prior lease, pursuant to Paragraph (G) hereof.


                                    PHYSICS INTERNATIONAL COMPANY
                                    By________________________________

                                         James H. Banister, Jr.
                                         Senior Vice President
                                         Corporate Director of Administration

                                                        "Prior Lessee"

           These Clarifications and Interpretations are made as of this 29th day of December, 1986 by and between D. Hebden Porteus, David M. Haig, Fred C. Weyand and Paul Mullin Ganley, Trustees under the Will of Samuel Mills Damon, deceased (Lessors); The Connecticut National Bank, not individually but solely as Trustee under that certain Trust Agreement dated as of December 29, 1986, among the Trustee and Merced Associates, A Maryland general partnership (Lessee); and Physics International Company, a California corporation ("PI") to clarify and interpret the provisions of the Indenture executed concurrently herewith by Lessors, Lessee and PI.

           The references to paragraph numbers and letters which follow are to the designated paragraphs of the Indenture. PARAGRAPH 2 - TAX AND OTHER CHARGES:

           1. Notwithstanding the provisions of paragraph 2, Lessee, at its sole expense may contest taxes, assessments, governmental impositions and the like against the premises, but as a condition of such contest, Lessors shall be provided with copies of all documents filed with any public agency in such contest.

PARAGRAPH 3 - IMPROVEMENTS REQUIRED BY LAW:

           1. Notwithstanding the provisions of paragraph 3, Lessors shall not make for the account of Lessee any improvements to the premises required by law until after written notice from Lessors advising Lessee that the latter has defaulted in making such improvements, and that the Lessors intend to make the improvements for the account of Lessee.

           2. Further, notwithstanding the provisions of paragraph 3, Lessee may at its sole expense contest the action of any public authority in requiring improvements to be made to the premises but as a condition of such contest, Lessors shall be provided copies of all documents filed with any public agency in such contest.

PARAGRAPH 7 - CONSTRUCTION AND BOND:

           1. Notwithstanding the provisions of paragraph 7, it is the intention of the parties that Lessee may construct structures and make additions, alterations and remodeling at a cost up to $50,000.00 without the prior approval of Lessors. Further, Lessors shall respond to a request by Lessee for approval of plans and specifications within ten (10) working days after receipt of plans and specifications.

PARAGRAPH 8 - INDUSTRIAL OR MERCANTILE USE:

           1. Notwithstanding the provisions of paragraph 8, the premises may be used for any lawful use, other than for a dwelling place.

PARAGRAPH 9 - BOUNDARY SETBACK:

           1. Notwithstanding the provisions of paragraph 9, Lessee need observe only the setback requirements of the City of San Leandro, and of any other public agency having jurisdiction over the premises.

PARAGRAPH 10 - INSURANCE:

           1. Notwithstanding the provisions of paragraph 10, any institutional leasehold mortgagee shall be named as an additional insured in policies of fire and casualty insurance. Further, the references to "Hawaii" in the last line of Page 9 and the fifth line of page 10 shall be to "California".

PARAGRAPH 11 -LESSORS' EXPENSES:

           1. Notwithstanding the provisions of paragraph 11, the prevailing party, whether Lessors or Lessee, in any proceeding for enforcement of the Lease, or for a declaration of rights and duties under the Lease, shall be entitled to recover its costs and expenses, including reasonable attorney's fees.

PARAGRAPH 12 - INDEMNITY:

           1. Notwithstanding the provisions in paragraph 12, the obligations of the Lessee to indemnify and hold Lessors harmless, and to assume the risk of damage to and loss of property, shall not extend to liability, damage, or losses resulting from the negligence or willful misconduct of Lessors.

PARAGRAPH 13 -SURRENDER:

           1. Notwithstanding the provisions of paragraph 13, if (i) Lessee shall have observed and performed all covenants and conditions herein contained and on its part to be observed and performed or (ii) shall have within sixty
(60) days after written notice from Lessors cured any default in the observation and performance of such covenants and conditions, then in either such event, the Lessees at the end of the term of this lease shall have the privilege of removing any improvements which have been placed on the premises by Lessee or which have been purchased from Lessors by Lessee except for plant materials in the ground, irrigation systems, and storm or sanitary sewers; provided, however, that if requested by Lessors, Lessee shall remove any plant materials.

           2. It is contemplated and agreed between the parties hereto that the Lessee will issue a ground sublease to PI, that the Lessor will sell the improvements to the Property to Lessee, and that the Lessee will issue a lease of the improvements to PI. Lessor shall give written notice to PI of any default hereunder; PI shall have sixty (60) days after such notice to undertake in writing to assume the Lease, and to cure any defaults thereunder. Failing such assumption and cure by PI, the improvements shall revert to and become the property of Lessor, upon the expiration of sixty (60) days after such notice.

PARAGRAPH (A) - CONDEMNATION:

           1. Notwithstanding the provisions of paragraph (A) Lessors shall pay to Lessee the amount of all compensation and damages awarded for or on account of any improvements placed on the premises by Lessee or any sublessee, and any improvements which have been purchased from Lessors by Lessee or any sublessee; provided, however, that the amount of any payment to Lessee shall be reduced by the amount required to cure any default of Lessees under the lease.

           2. Further, notwithstanding the provision of paragraph (A) if any portion of the demised land shall be taken or condemned thereby rendering the remaining premises impossible of use for the business purposes of Lessee or any sublessee, the Lessee within ninety days thereafter may surrender to the Lessors this Lease, subject to the Lessee's prior removal, at its own expense of all buildings on the remaining demised land, if so required by the Lessors and its restoration of said remaining land to good condition and even grade, and the Lessee, its sublessees and guarantors shall thereby be relieved of all further obligations. If there is a dispute as to whether a partial taking or condemnation renders the remaining premises impossible for use for the business purposes of Lessee or sublessee, the matter shall be submitted promptly to arbitration before and under the rules of the American Arbitration Association at San Francisco, California. The decision in arbitration shall not be binding, but the fact of the arbitration, and the testimony, findings and decision in arbitration shall be fully admissible at the instance of any party to any subsequent litigation, or binding arbitration, on the issue of the impossibility of use of the premises.

PARAGRAPH (B) - APPRAISAL:

           1. Notwithstanding the provisions of paragraaph (B) the appointment of a third appraiser after failure of the two appraisers appointed by the parties to select the third shall be by any person then sitting as a Judge of the Superior Court of the State of California in and for the County of Alameda, and the person so appointed shall be a member of the American Institute of Real Estate Appraisers who maintains an office in the County of Alameda, Contra Costa, Santa Clara or in the City and County of San Francisco.

PARAGRAPH (C) -FORFEITURE:

           1. Paragraph (c) of the Lease shal be interpreted as if the phrase "in the payment of rent, or the observance and faithful performance of any other covenant of the "Lease" were inserted after the word "default" in the fifth line of Paragraph (c).

           2. Further, notwithstanding the provisions of paragraph (c), Lessee shall not be in default for any non-monetary breach of the Indenture, or of these Clarifications and Modifications to the Indenture if the breach is not susceptible of the cure within thirty (30) days, unless Lessee fails to commence the cure within thirty (30) days of receipt of Lessors' written notice, and thereafter fails to diligently proceed to cure said breach; provided, however, that the time for cure shall not to exceed six (6) months after receipt of Lessor's written notice.

PARAGRAPH (E) -NOTICES:

           1. Notwithstanding the provisions of paragraph (E) a copy of any notice to Lessee shall also be sent to:

Maryland National Leasing Corporation
502 Washington Avenue
Towson, MD  21204
ATTN:  Vice President, Operations

Olin Financial Services, Inc.
120 Long Ridge Road
P.O. Box 1355
Stamford, CT  06904
ATTN:  Corporate Secretary

Physics International Company
2700 Merced Street
P.O. Box 1538
San Leandro, CA  94577
ATTN:  J.H. Banister


SUPPLEMENTAL PROVISIONS:

           1. Notwithstanding the absence of an express provision in the Indenture, Lessors agree to provide Lessee and any leasehold mortgagee, upon reasonable request, estoppel certificates in the form customarily provided by Lessors. Further, Lessors confirm that the rights of Lessee under the Lease will be superior to the rights of any mortgagee of Lessor's reversionary interest which is later in time than the Lease.

           2. Upon the written demand of the City of San Leandro for the dedication to it for street-widening purposes of a ten foot wide strip of the property running along Merced Street, and totaling approximately 7,187 square feet (the "Property to be Dedicated") Lessee or its subtenant shall have the right to purchase from Lessor, and Lessor shall sell to Lessee or its subtenant, the Property to be Dedicated, on the following terms and conditions:

                     a. Lessee, or its subtenant, shall pay Lessor the purchase price of thirty thousand and no/100 dollars ($30,000.00) payable in cash at close of escrow.

                     b. Lessor shall convey title to the Property to be Dedicated by quit claim deed.

                     c. The written demand of the City of San Leandro shall be delivered to Lessor on close of escrow.

                     d. Payment of the purchase price, delivery of the city's demand and the quit claim deed shall be consummated by means of an escrow established at a title company chosen by Lessee or its subtenant to pay any and all closing costs.

           3. Notwithstanding the absence of an express provision in the Indenture, Lessee may assign the Indenture or sublet the Property without the prior written consent of Lessors, only (a) for a period not extending beyond the initial term of the Ground Sublease by Physics International Company.; (b) if the guaranty of the Ground Sublease by Olin Corporation remains in effect, and
(c) the Lessee is not released. Except as expressly provided in the preceding provisions of this paragraph 3, Lessee shall not assign the Indenture or sublet the Property without the prior written consent of Lessors, which shall not be unreasonably withheld, and which shall be given to such assignment or subletting to any financially responsible party.

           Lessors hereby grant their consent to the exercise of any renewal term of the sublease of Physics International Company, a California corporation.

           4. The foregoing clarifications and interpretations are solely for the sole benefit of Lessee, Olin Corporation, a Virginia corporation, and for the benefit of any bank, insurance company or other established lending institution, as mortgagee of the Indenture and for the assignee of such mortgagee expressly assuming and agreeing to observe and perform all of the covenants of Lessee.

           IN WITNESS WHEREOF the parties hereto have executed these presents as of the day and year first above written.

THE CONNECTICUT NATIONAL BANK, TRUSTEES UNDER THE WILL AND

Trustee                                      OF THE ESTATE OF SAMUEL MILLS

                                                        DAMON

By _________________________________      ____________________________
                                                      D. Hebden Porteus

By _________________________________      _____________________________
                                                      David M. Haig
                     "Lessee"

                                                      --------------------------
                                                      Fred C. Weyand

                                                      --------------------------
                                                      Paul Mullin Ganley

                                                                   "Lessors"


PHYSICS INTERNATIONAL COMPANY

By ______________________________
        E.T. Moore, Jr.
        Executive Vice President